UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C.  20549

                          Form 8-K

                       Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 20, 2018
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               Dynasil Corporation of America
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   (Exact name of registrant as specified in its charter)

Delaware                   001-35011                22-1734088
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(State or other           (Commission                 (IRS Employer
jurisdiction of    	   File Number)             Identification No.)

incorporation)

    313 Washington Street, Suite 403, Newton, MA  02458
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          (Address of principal executive offices)

                       (617)-668-6855
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    (Registrant's telephone number, including area code)

                       Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company __

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. __

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Item 8.01 Other Events

On July 20, 2018, Xcede Technologies, Inc. ("Xcede"), an indirect majority-owned subsidiary of Dynasil Corporation of America ("Dynasil"), received a notice of termination from Cook Biotech Inc. ("CBI"), its collaboration partner with respect to Xcede's hemostatic patch ("Patch") currently under development. CBI asserted its termination rights under the Services Agreement dated November 16, 2016 and Development Agreement dated January 6, 2016 between Xcede and CBI, claiming that the results of a recent animal study showed that it is not commercially reasonable, in CBI's assessment, to continue to the next development phase of the Patch. Upon a valid termination, CBI has no obligation to conduct further developmental activities with respect to the Patch, including any further in-kind funding under the Loan Agreement dated November 16, 2016 between Xcede and CBI. In addition, CBI has asserted that the foregoing study results trigger an immediate repayment of the $500,000 promissory note owed by Xcede to CBI under the Loan Agreement, which otherwise has a stated maturity of December 31, 2025. The Xcede promissory note is collateralized by a security interest which CBI has in all of Xcede's intellectual property. While Xcede vigorously contests this assertion, at this time it is unclear how this matter will be resolved between Xcede and CBI.

In light of the foregoing, Xcede has halted clinical trial preparations at this time and has curtailed its operations to a minimal level while the Board of Directors of Xcede evaluates alternatives, including the viability of modifying the Patch to address the shortcomings cited by CBI and/or the possible sale or license of Xcede IP assets, subject to amending the security interest described above. There can be no assurances with respect to any such alternatives.

Dynasil is the sole holder of Xcede Series B Preferred Stock, which ranks senior to the other classes of outstanding Xcede equity, but junior to all Xcede indebtedness. Dynasil also owns shares of Xcede Series A Preferred Stock and Common Stock. On an as-converted basis, Dynasil indirectly owns about 63% of the shares outstanding.

Dynasil has no contractual obligation with respect to Xcede indebtedness. The Xcede promissory note is a contractual obligation solely of Xcede and is secured by Xcede's intellectual property.

Dynasil's Biomedical segment consists of a single business unit, Dynasil Biomedical Corporation, which has no operations other than to its equity ownership in Xcede. Since inception, this segment has had no revenue and has operated at a substantial loss. Dynasil does not currently anticipate any material impairment of assets or write-offs affecting its consolidated financial statements with respect to this segment as a result of the foregoing development.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  DYNASIL CORPORATION OF AMERICA
        	  		  (Registrant)

Date: July 26, 2018	          By: /s/ Robert J. Bowdring
         		  	  Robert J. Bowdring
                                  Chief Financial Officer